UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
TRIANGLE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	06-1798488

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3700 Glenwood Avenue, Suite 530, Raleigh, NC	27612

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $.001 per share	The New York Stock Exchange, Inc.
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
     Securities Act registration statement file number to which this form relates (If applicable): Not applicable
     Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
     This registration statement is filed with the Securities and Exchange Commission in connection with Triangle Capital Corporation’s transfer of its listing of common stock to the New York Stock Exchange.
Item 1. Description of Registrant’s Securities to be Registered
     The securities to be registered hereby are shares of common stock (the “Common Stock”), par value $0.001 per share, of Triangle Capital Corporation (the “Company”). The description of the Common Stock to be registered hereunder contained in the section entitled “Description of Our Securities,” in the Prospectus included in the Registrant’s Form N-2 Registration Statement (File No 333—151930), filed with the Securities and Exchange Commission (the “Commission”) on June 9, 2010, as amended, is incorporated herein by reference. Any section of the prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.
Item 2. Exhibits
     Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRIANGLE CAPITAL CORPORATION (Registrant)
Date: December 27, 2010	By	/s/ Garland S. Tucker III
Garland S. Tucker III
President, Chief Executive Officer & Chairman of the Board of Directors

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